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                                                             EXHIBIT 12

                                                           SUNAMERICA INC.

                       COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES & PREFERRED STOCK DIVIDENDS
                      (EXCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)




                                                                 Years ended September 30,
                                        ----------------------------------------------------------------------
                                              1994           1993           1992           1991           1990
                                        ----------     ----------     ----------     ----------     ----------
                                                               (In thousands, except ratios)
Earnings:
Pretax income                           $  240,001     $  184,011     $  111,091    $    73,381     $   60,867
                                        ----------     ----------     ----------     ----------     ----------
Add:
 Interest incurred on:
   Senior indebtedness                      50,292         36,246         33,224         33,072         31,436
   Subordinated notes                           --             --          3,941         10,473         13,003
                                        ----------     ----------     ----------     ----------     ----------
   Total interest
     incurred                               50,292         36,246         37,165         43,545         44,439
                                        ----------     ----------     ----------     ----------     ----------
Total earnings                          $  290,293     $  220,257     $  148,256     $  116,926     $  105,306
                                        ==========     ==========     ==========     ==========     ==========

Combined Fixed Charges and Preferred Stock Dividends:
Interest incurred on:
 Senior indebtedness                    $   50,292     $   36,246     $   33,224     $   33,072     $   31,436
 Subordinated notes                             --             --          3,941         10,473         13,003
                                        ----------     ----------     ----------     ----------     ----------
 Total interest
   incurred                                 50,292         36,246         37,165         43,545         44,439

Tax equivalent basis of
 Preferred Stock
   dividends                                54,528         42,675         17,733          8,369          8,362
                                        ----------     ----------     ----------     ----------     ----------
Total combined fixed
 charges and preferred
 stock dividends                        $  104,820     $   78,921     $   54,898     $   51,914     $   52,801
                                        ==========     ==========     ==========     ==========     ==========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (excluding
 interest incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)                               2.8            2.8            2.7            2.3            2.0
                                        ==========     ==========     ==========     ==========     ==========
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                                                       EXHIBIT 12 (CONTINUED)

                       COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES & PREFERRED STOCK DIVIDENDS
                      (INCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)

                                                              Years ended September 30,
                                        ----------------------------------------------------------------------
                                              1994           1993           1992           1991           1990
                                        ----------     ----------     ----------     ----------     ----------
                                                             (In thousands, except ratios)
Earnings:
Pretax income                           $  240,001     $  184,011     $  111,091    $    73,381     $   60,867
                                        ----------     ----------     ----------     ----------     ----------
Add:
 Interest incurred on:
   Fixed annuity contracts                 254,464        308,910        362,094        411,084        403,775
   Guaranteed investment
   contracts                               150,424        136,984        140,114        124,381         87,280
   Trust deposits                            8,516          8,438          4,256             --          2,909
   Senior indebtedness                      50,292         36,246         33,224         33,072         31,436
   Subordinated notes                           --             --          3,941         10,473         13,003
                                        ----------     ----------     ----------     ----------     ----------
   Total interest
     incurred                              463,696        490,578        543,629        579,010        538,403
                                        ----------     ----------     ----------     ----------     ----------
Total earnings                          $  703,697     $  674,589     $  654,720     $  652,391     $  599,270
                                        ==========     ==========     ==========     ==========     ==========

Combined Fixed Charges and Preferred Stock Dividends:
Interest incurred on:
 Fixed annuity contracts                $  254,464     $  308,910     $  362,094     $  411,084     $  403,775
 Guaranteed investment
   contracts                               150,424        136,984        140,114        124,381         87,280
 Trust deposits                              8,516          8,438          4,256             --          2,909
 Senior indebtedness                        50,292         36,246         33,224         33,072         31,436
 Subordinated notes                             --             --          3,941         10,473         13,003
                                        ----------     ----------     ----------     ----------     ----------
 Total interest
   incurred                                463,696        490,578        543,629        579,010        538,403

 Tax equivalent basis
   of Preferred Stock
   dividends                                54,528         42,675         17,733          8,369          8,362
                                        ----------     ----------     ----------     ----------     ----------
Total combined fixed
 charges and preferred
 stock dividends                        $  518,224     $  533,253     $  561,362     $  587,379     $  546,765
                                        ==========     ==========     ==========     ==========     ==========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (including
 interest incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)                               1.4            1.3            1.2            1.1            1.1
                                        ==========     ==========     ==========     ==========    ===========
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